UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way Lexington, Kentucky		40511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 878-8889

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the making of conversion payments with respect to, and the repayment of, the 8% Senior Secured Third Lien Convertible Notes issued by Sealy Corporation and Sealy Mattress Company (the “Sealy Notes”), on July 14, 2016, Tempur Sealy International, Inc. (the “Company”) borrowed $100 million using the delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) under the Company’s senior secured credit agreement (the “Credit Agreement”) with several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Company previously disclosed the terms and conditions of the Credit Agreement on its Current Report on Form 8-K filed on April 7, 2016. The commitment to provide the Delayed Draw Term Loan Facility terminated with its funding.

Item 7.01	Regulation FD Disclosure.

On July 18, 2016, the Company issued a press release announcing the repayment of the entire remaining balance of the Sealy Notes, which matured on July 15, 2016. The press release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On July 15, 2016, the Sealy Notes matured in accordance with their terms. The Company paid a total of approximately $115 million in cash to holders of the Sealy Notes who properly converted their Sealy Notes in advance of the maturity date, pursuant to the terms of the Sealy Notes. Separately, the Company repaid in cash on the maturity date the aggregate outstanding accreted principal amount of the Sealy Notes of less than $100,000, together with the accretion amount thereon for the interest payment date falling on the maturity date, pursuant to the terms of the Sealy Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 18, 2016, titled “Tempur Sealy Completes Repayment in Full of 8% Senior Secured Third Lien Convertible Notes due 2016 issued by Sealy Corporation and Sealy Mattress Company”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUR SEALY INTERNATIONAL, INC. (Registrant)

Date: July 18, 2016	By:	/s/ Barry A. Hytinen
Name: Barry A. Hytinen
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 18, 2016, titled “Tempur Sealy Completes Repayment in Full of 8% Senior Secured Third Lien Convertible Notes due 2016 issued by Sealy Corporation and Sealy Mattress Company”